EXHIBIT 99.1

                                JANUARY 23, 2004

                  GEORGIA BANK FINANCIAL DECLARES CASH DIVIDEND
                      AND ANNOUNCES FOURTH QUARTER EARNINGS

     Georgia Bank Financial Corporation, the holding company for Georgia Bank & Trust Company of Augusta, today announced that the Board of Directors has approved the commencement of quarterly cash dividends and declared its first quarterly cash dividend of $0.13 per share on outstanding shares of the Company's Common Stock. The dividend is payable on February 20, 2004 to shareholders of record as of February 2, 2004.

     As the first cash dividend paid by the Company, the dividend represents a significant milestone in the history of the Company. "We are pleased the Company has reached a level of maturity evidenced by long-term financial performance and stability that allows us to reward our shareholders for their investment and confidence in the Company over its fifteen year history" stated
R. Daniel Blanton, President and Chief Executive Officer.

     The Company, Augusta's largest community banking company, reported net income increased 23.1% for the three months ended December 31, 2003 compared to the fourth quarter of 2002. Net income for the fourth quarter was $2,007,310 or 37 cents per diluted share, compared to $1,631,146 or 31 cents per diluted share in the fourth quarter of 2002.

     Net income for the twelve months ended December 31, 2003 was $7,933,101, a 32.0% increase over the $6,010,125 reported in the same period in 2002. Diluted earnings per share for 2003 were $1.48 versus $1.13 per diluted share for the twelve months ended December 31, 2002.

     As of December 31, 2003, the Augusta company reported total assets of $630.6 million, total loans of $432.7 million and total deposits of $484.0 million. This reflected continuing growth in the market for the company as total assets, total loans and total deposits increased 10.7%, 9.1% and 10.1%, respectively, from December 31, 2002.

     "The growth within our market of loans and core deposits has driven double digit growth in net income and earnings per share and produced excellent shareholder returns for 2003. This continuing rate of growth clearly indicates the overwhelming acceptance of a financial institution that is committed to building life-long relationships with its customers, employees, shareholders, and the communities we serve," stated R. Daniel Blanton, President and CEO.


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Press Release
Page 2
January 23, 2004

     "The record earnings for the year resulted from increases in net interest income generated by loan growth of $36.0 million during the year and significant increases in non interest income from mortgage operations. The gain on the sale of mortgages was up 50.0% from the previous year as the Bank originated over $400 million in residential home loans in the local community," according to Ronald L. Thigpen, Executive Vice President and Chief Operating Officer.

     Georgia Bank & Trust Company of Augusta, the Company's subsidiary, provides banking, asset management and mortgage services through the six offices in the Metro Augusta market. The Bank is the largest locally-owned and operated Bank in Richmond and Columbia County and is "The Oldest Name in Augusta Banking."

     For further information, please contact R. Daniel Blanton, President or Ronald L. Thigpen, Executive Vice President at (706) 738-6990.


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
                 GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                           Consolidated Balance Sheets


                         ASSETS                     December 31,
                                                        2003        December 31,
                                                    (Unaudited)         2002
                                                   --------------  --------------
Cash and due from banks                            $  15,704,566   $  12,942,512
Federal funds sold                                             -       3,691,000
Interest-bearing deposits in other banks                  17,318         517,179
                                                   --------------  --------------
                Cash and cash equivalents             15,721,884      17,150,691

Investment securities
   Available-for-sale                                151,394,463     133,971,802
   Held-to-maturity, at cost (fair values of
       $5,750,099 and $6,385,650, respectively)        5,437,519       6,138,889

Loans held for sale                                   14,047,080      24,296,598
Loans                                                418,632,111     372,402,679
   Less allowance for loan losses                     (7,277,589)     (6,534,417)
                                                   --------------  --------------
                Loans, net                           411,354,522     365,868,262

Premises and equipment, net                           14,250,543      13,882,987
Accrued interest receivable                            3,784,888       3,688,630
Intangible assets, net                                   139,883         139,883
Bank-owned life insurance                             10,971,633       2,646,751
Other assets                                           3,530,542       2,047,917
                                                   --------------  --------------

                                                   $ 630,632,957   $ 569,832,410
                                                   ==============  ==============

          LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
     Noninterest-bearing                           $  68,033,102   $  70,334,882
     Interest-bearing:
        NOW accounts                                  72,386,405      63,115,877
        Savings                                      194,366,425     152,244,387
        Money management accounts                     22,137,192      28,687,166
        Time deposits over $100,000                   97,631,749      87,746,760
        Other time deposits                           29,396,929      37,427,629
                                                   --------------  --------------
                                                     483,951,802     439,556,701

Federal funds purchased and securities sold
  under repurchase agreements                         56,968,754      42,987,681
Advances from Federal Home Loan Bank                  30,000,000      35,000,000
Other borrowed funds                                     800,000       1,000,000
Accrued interest and other liabilities                 5,223,354       4,539,968
                                                   --------------  --------------
                Total liabilities                    576,943,910     523,084,350
                                                   --------------  --------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000
     shares authorized; 5,284,746 shares issued;
     5,247,204 shares outstanding                      7,927,119       7,927,119
  Additional paid-in capital                          42,264,703      29,871,959
  Retained earnings                                    3,001,079       7,471,434
  Treasury stock, at cost 37,542 shares                 (507,360)       (507,360)
  Accumulated other comprehensive income               1,003,506       1,984,908
                                                   --------------  --------------
                Total stockholders' equity            53,689,047      46,748,060
                                                   --------------  --------------

                                                   $ 630,632,957   $ 569,832,410
                                                   ==============  ==============


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
                           GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                                   Consolidated Statements of Income

                                             (Unaudited)

                                                        Three Months Ended        Year Months Ended
                                                           December 31,              December 31,
                                                     -----------------------  -------------------------
                                                        2003         2002         2003         2002
                                                     -----------  ----------  ------------  -----------
Interest income:
   Loans, including fees                             $6,464,266   $6,402,389  $25,839,796   $24,538,585
   Investment securities                              1,736,081    1,639,523    6,405,123     6,689,679
   Federal funds sold                                    18,291       15,653       88,506       124,931
   Interest-bearing deposits in other banks                  21        3,780        3,517        17,253
                                                     -----------  ----------  ------------  -----------
     Total interest income                            8,218,659    8,061,345   32,336,942    31,370,448
                                                     -----------  ----------  ------------  -----------

Interest expense:
   Deposits                                           1,615,197    2,090,918    7,251,075     8,609,816
   Federal funds purchased and securities sold
       under repurchase agreements                      159,425      171,121      645,949       639,785
   Other borrowings                                     449,208      435,837    1,788,137     1,910,452
                                                     -----------  ----------  ------------  -----------
        Total interest expense                        2,223,830    2,697,876    9,685,161    11,160,053
                                                     -----------  ----------  ------------  -----------

Net interest income                                   5,994,829    5,363,469   22,651,781    20,210,395

Provision for loan losses                               568,753      540,383    1,694,141     2,414,297
                                                     -----------  ----------  ------------  -----------

Net interest income after provision for loan losses   5,426,076    4,823,086   20,957,640    17,796,098
                                                     -----------  ----------  ------------  -----------

Noninterest income:
   Service charges and fees on deposits               1,142,806    1,163,680    4,514,269     4,431,475
   Gain on sale of loans                              1,693,640    1,872,707    8,875,410     5,915,445
   Investment securities (losses) gains, net           (158,637)      36,228     (203,325)      207,241
   Retail investment income                              58,374       63,466      279,717       252,138
   Trust service fees                                   106,029       72,092      353,115       227,136
   Increase in cash surrender value of
      bank-owned life insurance                         122,792       37,404      324,882       151,706
   Miscellaneous income                                  93,055      100,283      378,420       402,076
                                                     -----------  ----------  ------------  -----------
      Total noninterest income                        3,058,059    3,345,860   14,522,488    11,587,217
                                                     -----------  ----------  ------------  -----------

Noninterest expense:
   Salaries                                           2,597,551    2,992,919   12,428,169    10,295,929
   Employee benefits                                    866,563      600,133    2,904,002     2,301,530
   Occupancy expenses                                   597,638      536,340    2,394,793     2,255,203
   Other operating expenses                           1,536,705    1,546,760    5,837,064     5,424,880
                                                     -----------  ----------  ------------  -----------
    Total noninterest expense                         5,598,457    5,676,152   23,564,028    20,277,542
                                                     -----------  ----------  ------------  -----------

            Income before income taxes                2,885,678    2,492,794   11,916,100     9,105,773

Income tax expense                                      878,368      861,648    3,982,999     3,095,648
                                                     -----------  ----------  ------------  -----------

           Net income                                $2,007,310   $1,631,146  $ 7,933,101   $ 6,010,125
                                                     ===========  ==========  ============  ===========


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
                     GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                             Consolidated Statements of Income

                                       (Unaudited)

                                              Three Months Ended       Year Months Ended
                                                 December 31,            December 31,
                                            ----------------------------------------------
                                               2003        2002        2003        2002
                                            ----------  ----------  ----------  ----------
Basic net income per share                  $     0.38  $     0.31  $     1.51  $     1.15
                                            ==========  ==========  ==========  ==========

Diluted net income per share                $     0.37  $     0.31  $     1.48  $     1.13
                                            ==========  ==========  ==========  ==========

Weighted average common shares outstanding   5,247,204   5,247,204   5,247,204   5,247,204
                                            ==========  ==========  ==========  ==========

Weighted average number of common and
  common equivalent shares outstanding       5,356,314   5,331,857   5,357,637   5,328,023
                                            ==========  ==========  ==========  ==========


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